Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C., SECTION 1350

In connection with the Quarterly Report on Form 10-Q of The Parkview Group, Inc. (the “Company”) for the three (3) month and nine (9) month periods ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Dodge, President of our Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.          The Report fully complies requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of our Company.

/s/ David Dodge
David Dodge
Chief Financial Officer
(Principal Financial Officer)

November 15, 2010